UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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MARINE PRODUCTS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARINE PRODUCTS CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2801 Buford Highway, Suite 520, Atlanta, Georgia 30329

TO THE HOLDERS OF THE COMMON STOCK:

          PLEASE TAKE NOTICE that the 2012 Annual Meeting of Stockholders of Marine Products Corporation, a Delaware corporation (“Marine Products” or the “Company”), will be held at 2170 Piedmont Road, NE, Atlanta, Georgia 30324, on Tuesday, April 24, 2012, at 12:00 Noon, or any adjournment thereof, for the following purposes:

1.	To elect the four Class II nominees identified in the attached proxy statement to the Board of Directors;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Proxy Statement dated March 19, 2012 is attached.

          The Board of Directors has fixed the close of business on March 2, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

          Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is mailed in the United States.

          The Proxy Statement and 2011 Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26232

BY ORDER OF THE BOARD OF DIRECTORS

Linda H. Graham, Secretary

Atlanta, Georgia
March 19, 2012

PROXY STATEMENT

          This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 19, 2012. The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 24, 2012, is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

SOLICITATION OF AND POWER TO REVOKE PROXY

          A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors and in favor of the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

          A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder, by timely submitting a later dated proxy changing his vote, or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the meeting and vote.

CAPITAL STOCK

          The outstanding capital stock of the Company on March 2, 2012 consisted of 37,832,665 shares of Common Stock, par value $0.10 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on March 2, 2012 the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

          A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the holders of shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. In this case, the three nominees receiving the most votes will be elected. The affirmative vote of a majority of the votes cast is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year ending December 31, 2012. Broker non-votes and abstentions will have no effect on the proposal for ratification of the appointment of the Company’s independent registered public accounting firm. There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 73 percent of the outstanding shares of Common Stock, will be voted for the nominees for directors and for the ratification of the appointment of the Company’s independent registered public accounting firm.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

          The executives named in the Summary Compensation Table, and the name and address of each stockholder (or “group” as that term is used in Section 13(d)(3) of the Exchange Act) who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on March 2, 2012, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the directors and executive officers of the Company as a group (according to information received by the Company), are set out below:

	Amount Beneficially		Percent of
Name and Address of Beneficial Owner	Owned (1)		Outstanding Shares

R. Randall Rollins	23,897,259	(2)	63.2
Chairman of the Board
2170 Piedmont Road, NE
Atlanta, Georgia

Gary W. Rollins	23,675,203	(3)	62.6
President and Chief Executive Officer, Rollins, Inc.
2170 Piedmont Road, NE
Atlanta, Georgia

Richard A. Hubbell	1,181,097	(4)	3.1
President and Chief Executive Officer
2801 Buford Highway, Suite 520
Atlanta, Georgia

James A. Lane, Jr.	475,295	(5)	1.3
Executive Vice President and President, Chaparral Boats, Inc.
2801 Buford Highway, Suite 520
Atlanta, Georgia

Ben M. Palmer	369,238	(6)	1.0
Vice President, Chief Financial Officer and Treasurer
2801 Buford Highway, Suite 520
Atlanta, Georgia

Linda H. Graham	327,122	(7)	**
Vice President and Secretary
2170 Piedmont Road, NE
Atlanta, Georgia

All Directors and Executive Officers as a group	27,558,664	(8)	72.7
(11 persons)

**	Less than one percent

(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)
Includes 106,920 shares of Company Common Stock held as Trustee, Guardian, or Custodian for his children. Also includes 109,296 shares of Company Common Stock in two trusts of which he is Co-Trustee and as to which he shares voting and investment power. Also includes 22,654,279 shares of Company Common Stock held by RFPS Management Company III, L.P. of which RFA Management Company, LLC (“General Partner”), a Georgia limited liability company, is the general partner. The voting interests of the General Partner are held by two revocable trusts, one of which each of Mr. Gary W. Rollins or Mr. R. Randall Rollins is the grantor and sole trustee. LOR, Inc. is the manager of the General Partner. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Included herein are 150,000 shares of restricted stock awards for Company Common Stock. This also includes 31,497 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Mr. Rollins is part of a control group holding shares of the Company that includes Mr. Gary W. Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(3)
Includes 109,296 shares of Company Common Stock in two trusts of which he is Co-Trustee and as to which he shares voting and investment power. Also includes 22,654,279 shares of Company Common Stock held by RFPS Management Company III, L.P. of which RFA Management Company, LLC (“General Partner”), a Georgia limited liability company, is the general partner. The voting interests of the General Partner are held by two revocable trusts, one of which each of Mr. Gary W. Rollins or Mr. R. Randall Rollins is the grantor and sole trustee. LOR, Inc. is the manager of the General Partner. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Mr. Rollins is part of a control group holding shares of the Company that includes Mr. R. Randall Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(4)
Includes 56,250 shares of Company Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of March 2 2012, and 150,000 shares of restricted stock awards for Company Common Stock.

(5)	Includes 118,000 shares of restricted stock awards for Company Common Stock.

(6)
Includes 22,500 shares of Company Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of March 2, 2012, and 105,200 shares of restricted stock awards for Company Common Stock.

(7)
Includes 11,250 shares of Company Common Stock subject to options that are currently exercisable or that become exercisable within 60 days of March 2, 2012, and 53,400 shares of restricted stock awards for Company Common Stock.

(8)
Shares held in trusts as to which more than one officer and/or director are Co-Trustees or entities in which there is common ownership have been included only once. Includes an aggregate of 90,000 shares of Company Common Stock that may be purchased by three executive officers upon exercise of options that are currently exercisable or that become exercisable within 60 days of March 2, 2012, and 576,600 shares of restricted stock grants for Company Common Stock awarded and issued to five executive officers pursuant to the Company’s 2001 Employee Stock Incentive Plan and the 2004 Stock Incentive Plan.

PROPOSAL 1: ELECTION OF DIRECTORS

          At the Annual Meeting, Messrs. Richard A. Hubbell, Bill J. Dismuke, Larry L. Prince and Ms. Linda H. Graham will be nominated to serve as Class II directors. The nominees for election at the 2012 Annual Meeting are all now directors of the Company. The directors in each class serve for a term of three years. The director nominees will serve in their respective class until their successors are elected and qualified. Six other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s Bylaws that provide for the election of directors for staggered terms, with each director serving a term of three years. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee, to fill such vacancy.

Director Qualifications

          The name and age of each of our directors and each of the nominees, his or her principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each and the percentage of outstanding shares that ownership represents, all as of the close of business on March 2, 2012 (according to information received by the Company), other board memberships and the period during which he or she has served us as a director are set forth as follows:

				Shares of		Percent of
		Service as		Common		Outstanding
Names of Directors	Principal Occupation (1)	Director	Age	Stock (2)		Shares

Names of Director Nominees

Class II (Current Term Expires 2012, New Term Will Expire 2015)

Richard A. Hubbell	President and Chief Executive Officer of the Company; President and Chief Executive Officer of RPC, Inc. (oil and gas services) effective 2003; President and Chief Operating Officer of RPC, Inc. from 1987 to 2003.	2001 to date	67	1,181,097	(3)	3.1

Linda H. Graham	Vice President and Secretary of the Company since 2001; Vice President and Secretary of RPC, Inc. (oil and gas services) since 1987.	2001 to date	75	327,122	(4)	**

Bill J. Dismuke	Retired President of Edwards Baking Company (manufacturer of pies and pie parts).	2005 to date	75	1,500		**

Larry L. Prince	Retired Chairman of the Board of Directors of Genuine Parts Company (automotive parts distributor).	2009 to date	73	2,000		**

Names of Directors Whose Terms Have Not Expired

Class III (Term Expires 2013)

Wilton Looney	Honorary Chairman of the Board, Genuine Parts Company (automotive parts distributor).	2001 to date	92	1,620		**

Gary W. Rollins (5)	President and Chief Executive Officer of Rollins, Inc. (consumer services).	2001 to date	67	23,675,203	(6)	62.6

James A. Lane, Jr.	Executive Vice President of the Company and President of Chaparral Boats, Inc.	2001 to date	69	475,295	(7)	1.3

				Shares of		Percent of
		Service as		Common		Outstanding
Names of Directors	Principal Occupation (1)	Director	Age	Stock (2)		Shares

Class I (Term Expires 2014)

R. Randall Rollins (5)	Chairman of the Board; Chairman of the Board of RPC, Inc. (oil and gas services) effective 2003; Chairman of the Board and Chief Executive Officer of RPC, Inc. prior to 2003; Chairman of the Board of Rollins, Inc. (consumer services).	2001 to date	80	23,897,259	(8)	63.2

Henry B. Tippie	Presiding Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services); Chairman of the Board of Dover Downs Gaming & Entertainment, Inc. (operator of multi-purpose gaming and entertainment complex) and Chairman of the Board of Dover Motorsports, Inc. (operator of motor racing tracks).	2001 to date	85	363,501	(9)	1.0

James B. Williams	Chairman of the Executive Committee, SunTrust Banks, Inc. (bank holding company) from 1998 to 2004 and Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc. from 1991 to 1998.	2001 to date	78	54,000		**

**	Less than one percent
(1)
Unless otherwise noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his or her present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: James B. Williams: The Coca-Cola Company; R. Randall Rollins: Dover Downs Gaming & Entertainment, Inc. and Dover Motorsports, Inc.; and Gary W. Rollins: Genuine Parts Company and Emory University. All of the directors named above, except Messrs. Hubbell and Lane and Ms. Graham are also directors of Rollins, Inc. and RPC, Inc. (“RPC”). Richard A. Hubbell, James A. Lane, Jr. and Linda H. Graham, are also directors of RPC. During the past five years, Larry L. Prince served as a director of Crawford & Company, Equifax, Inc., SunTrust Banks, Inc. and Genuine Parts Company.

(2)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)	See information contained in footnote (4) to the table appearing in Capital Stock section.

(4)	See information contained in footnote (7) to the table appearing in Capital Stock section.

(5)	R. Randall Rollins and Gary W. Rollins are brothers.

(6)	See information contained in footnote (3) to the table appearing in Capital Stock section.

(7)	See information contained in footnote (5) to the table appearing in Capital Stock section.

(8)	See information contained in footnote (2) to the table appearing in Capital Stock section.

(9)
Includes 25,596 shares held in trusts of which he is a Trustee or Co-Trustee and as to which he shares voting and investment power, with respect to which he disclaims beneficial interest. Also includes shares held by a wholly owned corporation that owns 405 shares.

Key Attributes, Experience and Skills of Directors

          R. Randall Rollins, 80, was elected a Director of Marine Products in 2001. Mr. Rollins has extensive knowledge of the Company’s business and industry serving over 24 years at the Company including the years that it was a subsidiary of RPC before it was spun-off in 2001. Mr. Rollins serves as Chairman of the Board of the Company. He is also Chairman of the Board of RPC, Inc. as well as Rollins, Inc. Mr. Rollins has been a director of Dover Motorsports, Inc. since 1996 and a director of Dover Downs Gaming & Entertainment, Inc. since 2002. Mr. Rollins served as a director of SunTrust Banks, Inc. from 1995 to 2004.

          Richard A. Hubbell, 67, was elected a Director of Marine Products in 2001. Mr. Hubbell has extensive knowledge of the Company’s business and industry serving over 24 years at the Company including the years that it was a subsidiary of RPC before it was spun-off in 2001. He has served as the Chief Executive Officer and President of the Company since 2001. Mr. Hubbell is also the President and Chief Executive Officer of RPC, Inc.

          Gary W. Rollins, 67, was elected a Director of Marine Products in 2001. Mr. Rollins has extensive knowledge of the Company’s business and industry. In addition, Mr. Rollins serves as the President and Chief Operating Officer of Rollins, Inc. Mr. Rollins has been serving as a director of RPC, Inc. since 1984 and as a director of Rollins, Inc. since 1981. Mr. Rollins has served on the Board of Directors of Genuine Parts Company since 2005.

          Henry B. Tippie, 85, was elected a Director of Marine Products in 2001. Mr. Tippie brings extensive financial and management experience to our Board of Directors serving as controller and chief financial officer of Rollins, Inc. from 1953 to 1970. Mr. Tippie has over 61 years of experience including being involved with publicly traded companies during the past 50 years in various positions including founder, CFO, CEO, President, Vice-Chairman and Chairman of the Board. He is currently Chairman of the Board of Dover Downs Gaming & Entertainment, Inc. as well as Dover Motorsports, Inc. and is a director of RPC, Inc. and Rollins, Inc.

          Wilton Looney, 92, was elected a Director of Marine Products in 2001. Mr. Looney brings extensive financial and management experience to our Board of Directors serving as a Director for over 24 years including the years that it was a subsidiary of RPC before it was spun-off in 2001. He is the Honorary Chairman of the Board of Genuine Parts Company. Mr. Looney has been a director of Rollins, Inc. since 1975. He has been a director of RPC, Inc. since 1984.

          James B. Williams, 78, was elected a Director of Marine Products in 2001. Mr. Williams brings extensive financial and management experience to our Board of Directors serving over 24 years as a Director including the years that it was a subsidiary of RPC before it was spun-off in 2001. He retired in 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He is a director of RPC, Inc., Rollins, Inc. and The Coca-Cola Company. He also previously served as a director of Genuine Parts Company and Georgia Pacific Corporation.

          Bill J. Dismuke, 75, was elected a Director of Marine Products in 2005. Mr. Dismuke brings extensive financial, management and manufacturing experience to our Board of Directors. He served as a Senior Vice President of Rollins, Inc. for five years from 1979 until 1984. He retired as President of Edwards Baking Company in 1995. Mr. Dismuke has also been a director of Rollins, Inc. since 1984 and RPC, Inc. since 2005.

          Larry L. Prince, 73, was elected a Director of Marine Products in 2009. Mr. Prince brings extensive management experience to our Board of Directors. He served as the Chairman of the Executive Committee of the Board of Directors of Genuine Parts Company until his retirement in 2011. He also served as Chairman of the Board from 1990 until 2005 and as Chief Executive Officer from 1989 until 2004 of Genuine Parts Company. Mr. Prince is also a director of Rollins, Inc. and RPC, Inc. Mr. Prince previously served as a director of SunTrust Banks, Inc., Crawford & Company, Equifax, Inc. and John H. Harland Company.

          James A. Lane, Jr., 69, was elected a Director of Marine Products in 2001. Mr. Lane brings extensive financial, management and manufacturing experience to our Board of Directors. He has held the position of President of Chaparral Boats, Inc. (formerly a subsidiary of RPC) since 1976. Mr. Lane has been Executive Vice President and a Director of the Company since it was spun off in 2001. Mr. Lane has been a director of RPC, Inc. since 1987.

          Linda H. Graham, 75, was elected a Director of Marine Products in 2001. Ms. Graham brings extensive management experience to our Board of Directors. She has been the Vice President and Secretary of RPC, Inc. since 1987. In addition, Ms. Graham serves as a director of RPC, Inc.

Our Board of Directors recommends a vote “FOR” the nominees listed above.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

          The Audit Committee of the Board has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. During fiscal year 2011, Grant Thornton LLP served as the Company’s independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

          Although the Company is not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes that it is appropriate to do so. If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider the stockholder action in determining whether to retain Grant Thornton LLP as the Company’s independent registered public accounting firm.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS, COMMITTEES AND MEETINGS

Board Meetings

          The Board of Directors met five times during the fiscal year ended December 31, 2011. No director attended fewer than 75 percent of the aggregate of all Board meetings and meetings of committees on which he or she served during 2011. Board members are encouraged to attend the Company’s Annual Stockholder Meetings and all Board members were in attendance at last year’s meeting.

          The Board of Directors has an Audit Committee, a Compensation Committee, a Diversity Committee and a Nominating and Governance Committee.

Nominating &
	Audit	Compensation	Diversity	Governance	Executive
Committee Member	Committee	Committee	Committee	Committee	Committee
R. Randall Rollins (1)					Member
Henry B. Tippie (2)	Chair	Chair	Chair	Chair
Wilton Looney(2)	Member	Member	Member	Member
James B. Williams (2)	Member	Member	Member	Member
Bill J. Dismuke (2)	Member
Gary W. Rollins					Member
Richard A. Hubbell (3)					Member

1)	Chairman of the Board of Directors

2)	Financial Expert

3)	President and Chief Executive Officer

Audit Committee

          The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney, James B. Williams and Bill J. Dismuke all of whom are independent, as discussed below. The Audit Committee held five meetings during the fiscal year ended December 31, 2011, including a meeting to review the Company’s Form 10-K for the year ended December 31, 2010. The Board of Directors has determined that all of the Audit Committee members are independent as that term is defined by the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). The Board of Directors has also determined that all of the Audit Committee members are “Audit Committee Financial Experts” as defined in the SEC rules. Additionally, the Board of Directors has determined that the simultaneous service by Mr. James B. Williams on the Audit Committees of three other publicly traded companies does not impair his ability to effectively serve on the Audit Committee of Marine Products. The Audit Committee meets with the Company’s independent registered public accountants, internal auditor, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to controls over financial reporting and specific accounting and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for outside legal, accounting or other advisors as it deems necessary to carry out its duties. The Audit Committee charter is available on the Company’s website at www.marineproductscorp.com under the Governance section.

Compensation Committee

          The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney and James B. Williams. It held three meetings during the fiscal year ended December 31, 2011. The function of the Compensation Committee is to review the base salary and cash based incentive compensation for all of the executive officers, and to administer the compensation of James A. Lane, Jr. in accordance with the Performance-Based Compensation Agreement. The Compensation Committee also administers the Company’s 2001 Employee Stock Incentive Plan and the 2004 Stock Incentive Plan. The Compensation Committee does not have a formal charter, and is not required to have one under the “controlled company” exemption under the NYSE rules, as described in the section titled “Director Independence and NYSE requirements.”

Diversity Committee

          The Diversity Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney and James B. Williams. It held one meeting during the fiscal year ended December 31, 2011. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.

Nominating and Governance Committee

          The Nominating and Governance Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney and James B. Williams, all of whom are independent, as discussed more fully in the section titled “Director Independence and NYSE Requirements.” The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:

•	to recommend to the Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

•	upon request of the Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

•	to make recommendations to the Board of Directors regarding the agenda for Annual Stockholders Meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

          The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2011.

Director Nominations

          Under Delaware law, there are no statutory criteria or qualifications for directors. No criteria or qualifications have been prescribed by the Board at this time. The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision making. This discretion would extend to how the Committee might define diversity in a particular instance - whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. The Committee acts under the guidance of the Corporate Governance Guidelines approved by the Board of Directors and posted on the Company’s website at www.marineproductscorp.com under the Governance section. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s Corporate Governance Guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors. The Board delegates the screening process to the Nominating and Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current makeup of the Board. This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The Company’s Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Marine Products Corporation, 2170 Piedmont Road, NE, Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year’s annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Company’s Bylaws. The Committee will consider nominations from stockholders that satisfy these requirements. The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. To date, the Company has not received a recommendation for a director nominee from a stockholder. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 24, 2012 are directors standing for re-election.

Board Leadership

          The Company has had separate persons serving as its Chairman of the Board and Chief Executive Officer since its inception in 2001. Mr. Randall Rollins is our Chairman and chairs our Board meetings. Mr. Richard Hubbell is our President and Chief Executive Officer. We believe that it represents the appropriate structure for us at this time; the Chairman of the Board provides general oversight and strategic planning for the Company while the President focuses on optimizing operational efficiencies. Many authorities on corporate governance are of the view that a company’s principal executive officer should not also be chairman of its board and that it is best to keep board leadership separate from operational management.

Risk Oversight by Board

          Our Board’s oversight of risk has not been delegated to any Board Committee. “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face and provides the Board with a summary of insurance coverage annually and updates as deemed necessary. Liquidity risk and cash management are handled primarily by our finance department which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management which regularly provides various operational reports to, among others, the full Board or to the Executive Committee.

Director Independence and NYSE Requirements

Controlled Company Exemption

          The Company is not required by law or NYSE listing requirements to have a Nominating or Compensation Committee composed of independent directors, nor to have a Board of Directors, the majority of which are independent. Because the Company is a “controlled corporation,” as defined by NYSE Rule 303A.00, the Company is exempt from NYSE Rules 303A.01, 303A.04 and 303A.05 and does not undertake compliance with those provisions. The Company is a “controlled corporation” because a group that includes the Company’s Chairman of the Board, R. Randall Rollins, his brother, Gary W. Rollins, who is also a director and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power.

          The Company’s Audit Committee is composed of four “independent” directors as defined by the Company’s Corporate Governance Guidelines, the NYSE rules, the Securities Exchange Act of 1934, SEC regulations thereunder, and the Company’s Audit Committee Charter. All of the members of the Compensation, Diversity and Nominating and Governance Committees are also independent directors. The independent directors of the Company are Henry B. Tippie, Wilton Looney, James B. Williams, Bill J. Dismuke and Larry L. Prince.

Independence Guidelines

          Under NYSE listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The NYSE standards set forth a nonexclusive list of relationships which are conclusively deemed material.

          The Company’s Independence Guidelines (Appendix A to the Company’s Corporate Governance Guidelines) are posted on the Company’s website at www.marineproductscorp.com under the Governance section. These independence guidelines provide that to be independent, a director must not have any relationship that would be considered material under NYSE Standards. In addition, the Company’s Guidelines provide that, except in special circumstances as determined by a majority of the Board, the following relationships are not material:

(i)
If the director, or a member of the director’s immediate family, has received less than one hundred twenty thousand dollars (US $120,000) in direct compensation from the Company (other than director and committee fees and compensation for prior service which are not contingent in any way on continued services) during every 12 month period within the past three (3) years;

(ii)
If the director is a director or officer, or any member of the director’s immediate family is a director or officer of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent (1%) of the total assets of the bank for any of the past three (3) years;

(iii)
If the director or any member of the director’s immediate family serves as an officer, director, trustee or primary spokesperson of a charitable or educational organization, and donations by the Company do not exceed the greater of one million dollars (US $1,000,000) or two percent (2%) of the organization’s consolidated gross revenues within the preceding three (3) years;

(iv)
If the director has a relationship with the Company of a type covered by item 404(a) and/or item 407 of the Securities and Exchange Commission’s Regulation S-K (or any successor regulation), and that relationship need not, according to the terms of those items and any then-current proxy regulations, be disclosed in the Company’s annual Proxy Statement (except for relationships described elsewhere in the Company’s guidelines in which case the other guidelines will govern);

(v)
If the director, or a member of the director’s immediate family, has direct or beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of any amount of any class of common stock of the Company.

Audit Committee Charter

          Under the Company’s Audit Committee Charter, in accordance with NYSE listing requirements and the Securities Exchange Act of 1934, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.

Nonmaterial Relationships

          After reviewing all of the relationships between the members of the Audit Committee and the Company, the Board of Directors determined that none of the members of the Audit Committee nor Mr. Prince had any relationships not included within the categorical standards set forth in the Independence Guidelines and disclosed above except as follows:
1.
Mr. Tippie was employed by Rollins from 1953 to 1970, and held several offices with that company during that time, including as Executive Vice President - Finance, Secretary, Treasurer and Chief Financial Officer. Mr. Dismuke was employed by Rollins from 1979 to 1984 and held various offices within that company including Senior Vice President. Messrs. Randall and Gary Rollins are directors and executive officers of Rollins and are part of a group that has voting control of Rollins.

2.	Mr. Tippie is Chairman of the Board of Directors of Dover Motorsports, Inc. and Dover Downs Gaming & Entertainment, Inc. Mr. Randall Rollins is also a director of these companies.

3.
Mr. Tippie is the trustee of the O. Wayne Rollins Foundation and of the Rollins Children’s Trust. O. Wayne Rollins is the father of Gary and Randall Rollins. The beneficiaries of the Rollins Children’s Trust include the immediate family members of Gary and Randall Rollins.

4.
Each of Messrs. Dismuke, Looney, Prince, Tippie and Williams also serve on the Boards of Rollins and RPC, of which Messrs. Gary and Randall Rollins are directors, and voting control over which is held by a control group of which Messrs. Randall and Gary Rollins are a part; Mr. Randall Rollins is an executive officer of RPC.

5.	Mr. Prince is a director of Genuine Parts Company. Gary W. Rollins is also a director of Genuine Parts Company.

          As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.

          In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected as the Presiding Director. The Company’s non-management directors meet at regularly scheduled executive sessions without management. Mr. Tippie presides during these executive sessions.

Corporate Governance Guidelines

          We have adopted Corporate Governance Guidelines to promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. As required by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management.

          At the Company’s website at www.marineproductscorp.com under the Governance section, you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct and our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy. Copies are also available in print, without charge, to any stockholder who requests one by writing to: The Secretary, Marine Products Corporation, 2170 Piedmont Road, NE, Atlanta, Georgia 30324.

Code of Business Conduct

          The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy applicable to the principal executive officer, principal financial officer, and directors. Both codes are available on the Company’s website at www.marineproductscorp.com under the Governance section. Copies are also available in print, without charge, to any stockholder who requests one by writing to: The Secretary, Marine Products Corporation, 2170 Piedmont Road, NE, Atlanta, Georgia 30324.

Director Communications

          The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Presiding Director, any of the Board Committees or the non-management directors as a group. Such communications should be addressed as follows:

Mr. Henry B. Tippie
c/o Internal Audit Department
Marine Products Corporation
2801 Buford Highway, Suite 520
Atlanta, Georgia 30329

          The above instructions for communications with the directors are also posted on our website at www.marineproductscorp.com under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Presiding Director or the non-management directors will be forwarded directly to the appropriate addressee(s).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          None of the directors named above who serve on the Company’s Compensation Committee are or have ever been an employee of the Company. There are no Compensation Committee interlocks requiring disclosure.

DIRECTOR COMPENSATION

          The following table sets forth compensation to the Company’s directors for services rendered as a director for 2011. Four of the directors, Messrs. R. Randall Rollins, Richard A. Hubbell, James A. Lane, Jr., and Ms. Linda H. Graham are employees of the Company. Their compensation is set forth in the Summary Compensation Table below under Executive Compensation. The directors listed below have never been employed by the Company or paid salaries or bonuses by the Company, have never been granted any options or other stock-based awards, and do not participate in any Company sponsored retirement plans.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards(1)	Awards(1)	Total
Name	($)	($)	($)	($)
Henry B. Tippie	91,750	—	—	91,750
James B. Williams	48,750	—	—	48,750
Wilton Looney	48,750	—	—	48,750
Bill J. Dismuke	42,750	—	—	42,750
Gary W. Rollins	31,500	—	—	31,500
Larry L. Prince	31,500	—	—	31,500

(1)	Directors are eligible for grants of stock awards under the Company’s 2004 Stock Incentive Plan (“SIP”). No stock awards have been granted to the non-management directors under the 2004 SIP.

          Directors that are our employees do not receive additional compensation for services rendered as a director.

          Under current compensation arrangements effective since January 1, 2012, non-management directors each receive an annual retainer fee of $26,000. In addition, the Chairman of the Audit Committee receives an annual retainer of $20,000, the Chairman of the Compensation Committee receives an annual retainer of $10,000, and the Chairman of each of the Nominating and Governance Committee and Diversity Committee receives an annual retainer of $6,000. A director that chairs more than one committee receives a retainer with respect to each committee he chairs. All of the retainers are paid on a quarterly basis. Per meeting fees for non-management directors are as follows:

•	For meetings of the Board of Directors, $2,000 and for meetings of the Compensation Committee, Diversity Committee and Nominating and Governance Committee, $1,500.

•
For meetings of the Audit Committee either in person or over the telephone, $2,500. In addition, the Chairman of the Audit Committee receives an additional $2,000 for preparing to conduct each quarterly Board and Board Committee meetings.

          All non-management directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments.

          Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including the Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

          Management is responsible for the Company’s internal controls, assessing the effectiveness of these controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management.

          In fulfilling its oversight responsibilities with respect to the year ended December 31, 2011, the Audit Committee:

•	Approved the terms of engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2011;

•
Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC. In addition, the Committee reviewed all earnings releases with management and the Company’s independent registered public accounting firm prior to their release;

•
Reviewed and discussed with the Company’s management and the independent registered public accounting firm the audited consolidated financial statements of the Company as of December 31, 2011 and 2010 and for the three years ended December 31, 2011;

•
Reviewed and discussed with the Company’s management and the independent registered public accounting firm, management’s assessment whether the Company maintained effective control over financial reporting as of December 31, 2011;

•
Discussed with the independent registered public accounting firm matters required to be discussed by the American Institute of Certified Public Accountants Statement on Auditing Standards (“SAS”) No. 61, “Communications with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board; and

•
Received from the independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Committee concerning independence, and discussed with such firm its independence from the Company.

          Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2011 and 2010 and for the three years ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and for filing with the Securities and Exchange Commission.

          In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

          Submitted by the Audit Committee of the Board of Directors.

Henry B. Tippie, Chairman
Wilton Looney
James B. Williams
Bill J. Dismuke

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

          During the fiscal year ended December 31, 2011, the members of our Compensation Committee held primary responsibility for determining executive compensation levels. The Committee is composed of three of our non-management directors who do not participate in the Company’s compensation plans. The Committee determines the compensation and administers the performance-based cash compensation plan for our executive officers. In addition, the Committee also administers our Stock Incentive Plans for all the employees.

          The members of our Compensation Committee have extensive and varied experience with various public and private corporations - as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. Henry B. Tippie, the Chairman of the Compensation Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies. Messrs. Wilton Looney and James B. Williams have served on the board of directors of several different publicly traded companies and have similarly been involved in setting executive compensation levels at many of these companies.

          The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law. The Committee has not used the services of any compensation consultants in determining or recommending the amount or form of executive compensation.

          The Compensation Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee. In addition to the extensive experience and expertise of the Committee’s members and their familiarity with the Company’s performance and the performance of our executive officers, the Committee is able to draw on the experience of other directors and on various legal and accounting executives employed by the Company, and the Committee has access to readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand. The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels.

General Compensation Objectives and Guidelines

          The Company is engaged in a highly competitive industry. The success of the Company depends on its ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, the Company structures the executive compensation in a fashion that takes into account the Company’s overall performance and the individual performance of the executive.

          The Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. The Company’s compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve Company objectives, and (iii) align the interests of our executives with the long-term interests of the Company’s stockholders. The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner. During the year, none of the executive officers made recommendations or otherwise contributed input on their own compensation. However, the Compensation Committee may from time to time solicit input from the Chairman when reviewing executive compensation.

          The Company’s executive officers are also executive officers of RPC and receive compensation directly from RPC. The members of the Company’s Compensation Committee also constitute the Compensation Committee of RPC. In determining the compensation for the executive officers at the Company, the Committee considers these dual responsibilities and sources of compensation. The Company sets compensation of its executives at such levels so that the aggregate compensation received from both RPC and the Company is reasonable in light of their respective responsibilities and the performance of both companies and so that the compensation from the Company for services solely to the Company is reasonable. A discussion of the Company’s executive officers’ compensation at RPC is contained in its annual Proxy Statement filed with the SEC.

          Pursuant to the Company’s compensation philosophy, the total annual compensation of its executive officers is primarily made up of base salary, cash based incentives and stock based incentive compensation. In addition, the Company provides retirement compensation plans, group welfare benefits and certain perquisites.

          We believe a competitive base salary is important to attract, retain and motivate top executives. We believe a performance-based incentive cash compensation plan is valuable in recognizing and rewarding individual achievement. Finally, we believe stock-based incentives make executives “think like owners” and, therefore, align their interests with those of our stockholders.

          The Company does not have any formal stock ownership requirements for its executive officers but notes that its current directors and executive officers are stockholders of the Company, as is disclosed elsewhere in this Proxy Statement. The Company is mindful of the stock ownership of our directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. The Company provides in its insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other derivative securities tied to our Common Stock.

          The Company does not have a formal policy relative to the adjustment or recovery of incentives or awards in the event that the performance measures upon which incentives or awards were based are later restated or otherwise adjusted in a manner that would have reduced the size of an incentive or award. However, as all incentives and awards remain within the discretion of the Compensation Committee, the Committee retains the ability to take any such restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that Chief Executive Officers and Chief Financial Officers must disgorge bonuses and other incentive-based compensation and profits on stock sales, if the non-compliance results from misconduct.

Base Salary

          The salary of each executive officer is determined by the Compensation Committee. In making its determinations, the Committee gives consideration to the recent financial performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and compensation paid by RPC. The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels. In light of the difficult operating environment faced by the Company, the executive officers voluntarily reduced their base salaries in 2009 and there were no changes in compensation during 2010. During 2011, the base salaries of our executive officers were partially restored to the following amounts: Mr. Richard A. Hubbell: $275,000 ($100,000 increase from 2010); Mr. Ben M. Palmer: $140,000 ($40,000 increase from 2010); Mr. R. Randall Rollins: $225,000 ($75,000 increase from 2010); and Ms. Linda H. Graham: $95,000 ($25,000 increase from 2010). Also effective August 1, 2009, Mr. Jim Lane’s base salary was increased to $250,000 per year, with corresponding reductions in potential future bonus payments. Under these modifications, the Company will reduce any future bonuses under the performance-based compensation agreement which may otherwise be payable to Mr. Lane by the cumulative amount of the increase in base salary paid to Mr. Lane. There were no changes to the base salary of Mr. Lane in 2010 or 2011. On January 24, 2012, the Committee approved the following base salaries for its executive officers in 2012, thereby restoring their salaries to the levels prior to the voluntary reduction in 2009: Richard A. Hubbell: $350,000 ($75,000 increase from 2011); Mr. Ben M. Palmer: $175,000 ($35,000 increase from 2011); Mr. R. Randall Rollins: $300,000 ($75,000 increase from 2011); and Ms. Linda H. Graham: $115,000 ($20,000 increase from 2011). These increases were subjectively based on growth in net sales and recent profit performance improvements of the Company. There were no changes to Mr. Jim Lane’s base salary in 2012.

Cash Based Incentives

          The annual cash based incentive compensation for the executive officers, is based upon broad performance objectives. The executive officers, with the exception of Mr. Lane, participate in a variety of individualized performance bonus programs designed by the Committee. These plans all have payouts subjectively based on net sales, net income, budget objectives, and other individual performance objectives. The individual performance objectives relate to each executive officer improving the contribution of his functional area of responsibility to further enhance the operating results of the Company. Bonuses are not made subject to any plan or program, written or unwritten, that is communicated in advance to the executive officers. No specific performance criteria are established in advance, and no specific ranges for bonuses are established in advance. Bonuses for a particular fiscal year are generally determined during the first quarter of the following fiscal year and paid at the discretion of the Compensation Committee. No bonuses were paid to these executive officers for the year ended December 31, 2011.

          In addition, Mr. James A. Lane, Jr. has a performance-based compensation agreement that was approved by the stockholders under which he receives an incentive bonus equal to 10 percent of pre-tax profits of Chaparral Boats, Inc. as defined, monthly, determined in accordance with generally accepted accounting principles. The plan was approved by the stockholders in 2008 to qualify for the performance-related compensation exemption from the prohibition on the Company of an income tax deduction for compensation exceeding $1,000,000. Pursuant to this plan, Mr. Lane was paid $912,589 for his performance during fiscal year 2011 which reflects a reduction for the previously discussed increase in base salary payments totaling $182,159. This incentive payment was approximately 77 percent of the total cash compensation paid to this executive in 2011.

Stock Based Incentive Plans

          Our Stock Incentive Plan allows for a wide variety of stock based awards such as stock options and restricted stock awards. We last issued stock options to the executive officers in 2003 and have no current plans to issue additional stock options. We have never issued any stock appreciation rights. Partially in response to changes relative to the manner in which stock options are accounted for under generally accepted accounting principles, we have modified the structure and composition of the long-term equity based component of our executive compensation. In recent years, we have awarded time-based restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.

          Awards under the Company’s Stock Incentive Plans are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past three years, we have granted time-based restricted stock to various employees, including our executive officers, in January during our regularly scheduled meetings of the Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2012, 2011 and 2010 as follows:

Name	2012	2011	2010
Richard A. Hubbell	40,000	40,000	35,000
Ben M. Palmer	30,000	30,000	25,000
R. Randall Rollins	40,000	40,000	35,000
James A. Lane, Jr.	30,000	30,000	30,000
Linda H. Graham	15,000	15,000	12,000

          When considering the grant of stock based awards, the Committee gives consideration to the overall performance and the performance of individual employees. The amount of each grant to our executive officers is influenced in part by the Committee’s subjective assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives. In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. We expect to continue yearly grants of restricted stock awards although we reserve the right to modify or discontinue this or any of the other compensation practices at any time.

          All of our restricted stock awards granted since 2004 have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability, or retirement on or after age 65), the unvested shares will be forfeited. In the event of a “change in control” as determined by the Board of Directors, all unvested restricted shares shall vest immediately.

          Grants are made under our Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934.

Employment Agreements

          There are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

Retirement Plans

          The Company maintains a defined benefit pension plan (called the Retirement Income Plan) for all our eligible employees, a non-qualified supplemental retirement plan for our executives and certain other highly compensated employees and a 401(k) Plan for the benefit of all regular full time employees. Messrs. Richard A. Hubbell, Ben M. Palmer, R. Randall Rollins and Ms. Linda H. Graham are not eligible to participate in the Company’s Retirement Income Plan and 401(k) Plan because they participate in the corresponding plans at RPC. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. In lieu thereof, beginning in 2002, the Company began providing enhanced benefits in the form of cash contributions on behalf of certain long-service employees who were 40 to 65 years of age on or before December 31, 2002. These enhanced benefit contributions are discretionary and may be made annually, subject to a participant’s continued employment, for a maximum of seven years. The contributions were made either to the non-qualified Supplemental Retirement Plan (“SRP”) or to the 401(k) Plan for each employee who was entitled to the enhanced benefits. Beginning late in 2002, the Company began permitting selected highly compensated employees to defer a portion of their compensation into the SRP.

Other Compensation

          Mr. Lane participates in regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans at Chaparral Boats, Inc. Messrs. Rollins, Hubbell, Palmer and Ms. Graham participate in similar employee benefit programs at RPC.

          Mr. Lane is entitled to the use of a Company owned automobile. The Company pays to insure and maintain the automobile. The Company also pays all fuel expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          The Company has completed a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company by all directors, officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended. In addition, the Company has a written representation from all directors, officers and greater than 10 percent stockholders from whom no Form 5 was received indicating that no Form 5 filing was required. Based solely on this review, the Company believes that filing requirements of such persons under Section 16 for the fiscal year ended December 31, 2011 have been satisfied.

EXECUTIVE COMPENSATION

          Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 2011, 2010 and 2009 of those persons who were at December 31, 2011,

•	our Principal Executive Officer and Principal Financial Officer; and

•	our three other executive officers:

SUMMARY COMPENSATION TABLE

						Change in
						Pension Value
						and
					Non-Equity	Nonqualified
					Incentive	Deferred
				Stock	Plan	Compensation	All Other
		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($) (1)	($) (2)	($) (1)	($) (3)	($) (4)	($)
Richard A. Hubbell	2011	275,000	—	293,200	—	—	—	568,200
President and	2010	175,000	—	180,600	—	—	—	355,600
Chief Executive Officer	2009	218,747	—	191,700	—	—	—	410,447

Ben M. Palmer	2011	140,000	—	219,900	—	—	—	359,900
Vice President,	2010	100,000	—	129,000	—	—	—	229,000
Chief Financial Officer and	2009	118,747	—	127,800	—	—	—	246,547
Treasurer

R. Randall Rollins	2011	225,000	—	293,200	—	—	—	518,200
Chairman of the Board	2010	150,000	—	180,600	—	—	—	330,600
	2009	187,500	—	191,700	—	—	—	379,200

James A. Lane, Jr.	2011	250,000	—	219,900	912,589	22,050	11,772	1,416,311
Executive Vice President,	2010	250,000	—	154,800	686,557	20,797	10,832	1,122,986
and President, Chaparral	2009	136,249	—	170,400	—	14,785	9,830	331,264
Boats, Inc.

Linda H. Graham	2011	95,000	—	109,950	—	—	—	204,950
Vice President and	2010	70,000	—	61,920	—	—	—	131,920
Secretary	2009	81,247	—	63,900	—	—	—	145,147

(1)
Bonuses are determined during the first quarter of the following fiscal year earned and paid at the discretion of the Compensation Committee. In addition, Mr. James A. Lane, Jr. is paid monthly in accordance with his performance-based compensation agreement with a subsidiary of the Company.

(2)
Represents the fair value of the award at the date of grant computed in accordance with ASC Topic 718. Please refer to Note 10 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2011 for a discussion of the assumptions used in these computations. For this computation, we do not include an assumption for estimated forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

(3)	Change represents the impact of changes in discount rate only as no additional benefits are being accrued.

(4)
All other compensation for 2011 includes the following items for:

Mr. James A. Lane, Jr.: Use of Company provided automobile and related vehicle costs, the cost of club dues, and 401(k) Plan Company match of $3,400.

          The table above reflects grants of restricted shares of Common Stock under our Stock Incentive Plan awarded in fiscal years 2011, 2010 and 2009. All grants of restricted shares of Common Stock vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability, or retirement on or after age 65), the unvested shares will be forfeited. We have not issued any stock options since 2003 to the executive officers and have no immediate plans to issue additional stock options.

          The Company’s employment contracts with its Chief Executive Officer and the Company’s other executive officers are oral, at will arrangements. The Compensation Committee’s compensation decisions are based upon broad performance and other objectives. The executive officers are eligible to receive shares of Company Common Stock subject to options and restricted stock awards for Company Common Stock under the Company’s Stock Incentive Plans, in such amounts and with such terms and conditions as determined by the Compensation Committee at the time of grant. All of the executive officers are eligible to participate in the Company’s Supplemental Retirement Plan. Mr. Lane participates in a performance-based compensation plan and the regular benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage, vision and other group benefit plans at Chaparral Boats, Inc. Mr. Lane is also eligible for the Retirement Income Plan that was frozen in March 2002. Messrs. Hubbell, Palmer, Rollins and Ms. Graham are eligible to participate in similar employee benefit programs at RPC. For more information on these plans, see “Compensation Discussion and Analysis” at page 14, and “Retirement Benefits” at page 20.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

          The table below sets forth details concerning outstanding option awards made in prior years to the executives named in our Summary Compensation Table, including the grant date, the expiration date, the option exercise price, and the number of shares of Common Stock underlying the grants both exercisable and un-exercisable. The grant dates for all of these options are from fiscal year 2003 and earlier since we have not issued any stock options after 2003 to the executive officers. The table below also sets forth the total number of restricted shares of Common Stock that were granted in prior years to the executives named in our Summary Compensation Table but which have not yet vested, together with the market value of these unvested shares based on the $4.96 closing price of our Common Stock on December 30, 2011.

	Option Awards				Stock Awards
	Number of	Number of			Number of		Market Value
	Securities	Securities			Shares or		of Shares or
	Underlying	Underlying			Units of		Units of
	Unexercised	Unexercised	Option		Stock That		Stock That
	Options	Options	Exercise	Option	Have Not		Have Not
	(#)	(#)	Price	Expiration	Vested		Vested
Name	Exercisable	Un-exercisable	($)	Date(1)	(#)		($)

Richard A. Hubbell	225,000	—	2.67	1/22/2012(2)(4)	138,000	(5)	684,480
	56,250	—	4.54	1/28/2013(3)

Ben M. Palmer	45,000	—	2.67	1/22/2012(3)	91,600	(5)	454,340
	22,500	—	4.54	1/28/2013(3)

R. Randall Rollins	—	—	—	—	138,000	(5)	684,480

James A. Lane, Jr.	—	—	—	—	110,000	(5)	545,600

Linda H. Graham	22,500	—	2.67	1/22/2012(2)	47,400	(5)	235,100
	11,250	—	4.54	1/28/2013(3)

1.	Unless otherwise noted, all options have ten year terms with vesting as follows: The options vest one-fifth per year beginning on the first anniversary of the grant date.

2.	Options granted January 22, 2002.

3.	Options granted January 28, 2003.

4.	Options granted January 22, 2002 vest ratably over six years from the date of grant.

5.
The Company has granted employees time lapse restricted shares that vest one-fifth per year beginning on the second anniversary of the grant date. Shares of restricted stock granted to the executive officers that have not vested as of December 31, 2011 are summarized in the table that follows:

	Number of shares		Date fully
Name	granted	Grant date	vested
Richard A. Hubbell	3,000	1/24/2006	1/24/2012
	6,000	1/23/2007	1/23/2013
	18,000	1/22/2008	1/22/2014
	36,000	1/27/2009	1/27/2015
	35,000	1/26/2010	1/26/2016
	40,000	1/25/2011	1/25/2017

Ben M. Palmer	1,200	1/24/2006	1/24/2012
	2,400	1/23/2007	1/23/2013
	9,000	1/22/2008	1/22/2014
	24,000	1/27/2009	1/27/2015
	25,000	1/26/2010	1/26/2016
	30,000	1/25/2011	1/25/2017

R. Randall Rollins	3,000	1/24/2006	1/24/2012
	6,000	1/23/2007	1/23/2013
	18,000	1/22/2008	1/22/2014
	36,000	1/27/2009	1/27/2015
	35,000	1/26/2010	1/26/2016
	40,000	1/25/2011	1/25/2017

James A. Lane, Jr.	2,000	1/24/2006	1/24/2012
	4,000	1/23/2007	1/23/2013
	12,000	1/22/2008	1/22/2014
	32,000	1/27/2009	1/27/2015
	30,000	1/26/2010	1/26/2016
	30,000	1/25/2011	1/25/2017

Linda H. Graham	800	1/24/2006	1/24/2012
	1,600	1/23/2007	1/23/2013
	6,000	1/22/2008	1/22/2014
	12,000	1/27/2009	1/27/2015
	12,000	1/26/2010	1/26/2016
	15,000	1/25/2011	1/25/2017

RETIREMENT BENEFITS

          The Company’s Retirement Income Plan, a trusteed defined benefit pension plan, provides monthly benefits upon retirement at age 65 to eligible employees. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. Retirement Income Plan benefits are based on the average of the employee’s compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years (“final average compensation”) immediately preceding March 31, 2002. The benefits are computed as the product of 1.5 percent of final average compensation multiplied by years of credited service (up to 30 years) reduced by an adjustment for benefits drawn from social security. Adjustments have been made for age and IRS mandated compensation limitation. The final average compensation for Mr. James A. Lane, Jr. is $209,612.

          The annual benefit payable at the later of retirement age or 65 for Mr. Lane is $48,400. Mr. Lane is voluntarily receiving distributions from the plan even though he has not retired from the Company. In accordance with the Internal Revenue Code, the maximum annual benefit payable to a Retirement Income Plan beneficiary in 2011 was $195,000. Retirement benefits accrued at the end of any calendar year or as of March 31, 2002 will not be reduced or increased by any subsequent changes in the maximum compensation limit. The Plan also provides reduced early retirement benefits at age 55 or older with 15 or more years of service.

          In 2002, the Company began providing additional benefits on behalf of certain long-service employees in the form of discretionary cash contributions made either to the Company’s 401(k) Plan (which is described below) or SRP as described in the section below titled “Nonqualified Deferred Compensation.” Amounts contributed to the accounts of the Executive Officers are reported in the “All Other Compensation” column of the Summary Compensation Table on page 18.

          Effective July 1, 1984, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code. The Company makes matching contributions of fifty cents ($0.50) for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan that does not exceed six percent of his or her annual compensation. The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant’s vested accrued benefit is payable upon his termination of employment, retirement, total and permanent disability, or death. Also under the 401(k) Plan, a participant may withdraw his or her pre-tax contributions to the extent of certain specified instances of financial hardship and may withdraw any amount from his or her pre-tax contribution account for any reason after attaining age 59 ½. In addition, a participant may withdraw any amount from his or her rollover account for any reason. Amounts contributed by the Company to the accounts of the named executive officers under this plan are reported in the “All Other Compensation” column of the Summary Compensation Table on page 18.

NONQUALIFIED DEFERRED COMPENSATION

          The SRP has been established as a non-qualified plan that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code) for the cash contributions made to certain longer serviced employees in lieu of freezing of benefit accruals effective in 2002; this plan also has a compensation deferral option for eligible employees. The contributions and deferrals to the SRP are invested in funds held in a rabbi trust.

          The deferral option provides that participants may defer up to 50 percent of their base salary and up to 100 percent of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The deferred amounts are voluntarily funded on a monthly basis; salary and bonus deferrals are generally 100 percent vested. Accounts are credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.” Account values are calculated as if the funds from deferrals and contributions had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection. The benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. To the extent that the Company’s obligations under the SRP exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the Deferred Compensation Plan.

          Generally, the SRP provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (a “Termination Event”). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. The SRP allows a participant to elect to receive distributions in installments or lump-sum payments.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

          The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment except as described below. Additional payments or benefits to a terminating executive officer would be at the discretion of the Compensation Committee.

          The executive officers are not entitled to additional benefits at death or disability per the terms of the defined benefit plan. The amounts payable at retirement are described in the “Retirement Benefits” section on page 20. The executive officers can choose to receive the amounts accumulated in the SRP either as a lump-sum or in installments at retirement, death or disability. The table below shows the incremental restricted shares that would become vested as of December 30, 2011 at the closing market price of $4.96 per share for our Common Stock, as of that date in the case of retirement, disability, death or change in control.

		Stock Awards
		Number of	Unrealized
		shares	value of
		underlying unvested	unvested stock
Name		stock (#)	($)
Richard A. Hubbell
•	Retirement	54,420	269,920
•	Disability	54,420	269,920
•	Death	138,000	684,480
•	Change in control	138,000	684,480
Ben M. Palmer
•	Retirement	—	—
•	Disability	33,260	164,970
•	Death	91,600	454,340
•	Change in control	91,600	454,340
R. Randall Rollins
•	Retirement	54,420	269,920
•	Disability	54,420	269,920
•	Death	138,000	684,480
•	Change in control	138,000	684,480
James A. Lane, Jr.
•	Retirement	42,810	212,340
•	Disability	42,810	212,340
•	Death	110,000	545,600
•	Change in control	110,000	545,600
Linda H. Graham
•	Retirement	17,980	89,180
•	Disability	17,980	89,180
•	Death	47,400	235,100
•	Change in control	47,400	235,100

Accrued Pay and Regular Retirement Benefits.

          The amounts shown in the table above do not include the following since they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:
•	Accrued salary and vacation pay.

•	Distributions of plan balances under the 401(k) Plan.

•
The value of option continuation upon termination, as described below. When an employee terminates prior to retirement, his or her stock options are terminated immediately, except that the options may be exercised for a period after termination (not to exceed the original option termination date) in the following circumstances:

	•	Permanent Disability - one year after termination

	•	Death - six months after the date of death

	•	Normal or Early Retirement - one day less than three months after retirement

          The termination of employment for any reason shall not accelerate the vesting of options.

Pension Benefit and Deferred Compensation.

          The Retirement Income Plan does not provide for lump sum payments for a participant including executive officers for instances other than retirement. The Retirement Income Plan is described above. Upon termination, the executive officers will receive a distribution of the balance in their SRP account.

          Severance. The Company does not have any severance arrangements for its executives.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

          Effective February 28, 2001, RPC began providing certain administrative services to the Company. The service agreements between RPC and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months’ notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Charges from RPC (or from corporations that are subsidiaries of RPC) for such services aggregated approximately $639,000 in 2011 and $689,000 in 2010.

          A group that includes the Company’s Chairman of the Board, R. Randall Rollins, his brother, Gary W. Rollins, who is also a director and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power. Please refer to the discussion above under the heading, “Corporate Governance and Board of Directors Committees and Meetings, Director Independence and NYSE Requirements, Controlled Company Exemption.” The group discussed above also controls in excess of fifty percent of RPC’s voting power.

          Our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy provides that related party transactions, as defined in Regulation S-K, Item 404(a) must be reviewed, approved and/or ratified by our Nominating and Governance Committee. As set forth in our Code, our Nominating and Governance Committee has the responsibility to ensure that it only approve or ratify related party transactions that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Committee has the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. A copy of the Code is available on our website at www.marineproductscorp.com under the Governance section. All related party transactions for the fiscal year ended December 31, 2011 were reviewed, approved and/or ratified by the Nominating and Governance Committee in accordance with the Code.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Auditor

          Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2011 and 2010.

          The Audit Committee has appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          Aggregate fees billed by the Company’s independent registered public accounting firm are set forth below:

	2011	2010
Audit fees and quarterly reviews (1)	$612,750	$611,750
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—

(1)
Audit fees include fees for audit or review services in accordance with generally accepted auditing standards, such as statutory audits and services rendered for compliance with Section 404 of the Sarbanes-Oxley Act.

Pre-approval of Services

          All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. A majority of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the year 2011 was attributable to work performed by full-time, permanent employees of the principal accountant.

          The Audit Committee is directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent registered public accounting firm and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting. The Audit Committee has no other pre-approval policies.

STOCKHOLDER PROPOSALS

          Appropriate proposals of stockholders intended to be presented at the Company’s 2013 Annual Meeting of the Stockholders must be received by the Company by November 19, 2012, in order to be included, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in the Proxy Statement and form of proxy relating to that meeting. In accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, management proxy holders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Company’s 2013 Annual Meeting as to which the proponent fails to notify the Company on or before February 2, 2013. With regard to such stockholder proposals, if the date of the next Annual Meeting of the Stockholders is advanced or delayed more than 30 calendar days from April 24, 2013, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

          With respect to stockholder nomination of directors, the Company’s Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an Annual Meeting, that written notice be addressed to: Secretary, Marine Products Corporation, 2170 Piedmont Road, NE, Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year’s Annual Meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company’s Bylaws. Notices of nominations must be received by the Secretary of the Company no later than January 24, 2013 with respect to directors to be elected at the 2013 Annual Meeting of Stockholders.

EXPENSES OF SOLICITATION

          Marine Products will bear the cost of soliciting proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson Shareholder Communications, Inc. to conduct a broker search and to send proxies by mail for an estimated fee of approximately $8,600 including shipping expenses.

MISCELLANEOUS

          The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, without exhibits, is being mailed to stockholders with this Proxy Statement.

          Upon the written request of any record or beneficial owner of the Company’s Common Stock whose proxy was solicited in connection with the 2012 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2011. Requests for a copy of such Annual Report on Form 10-K should be addressed to Ms. Linda H. Graham, Secretary, Marine Products Corporation, 2170 Piedmont Road, NE, Atlanta, Georgia 30324.

          Management knows of no business other than the matters set forth herein that will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Linda H. Graham, Secretary

Atlanta, Georgia
March 19, 2012

ANNUAL MEETING OF STOCKHOLDERS OF

MARINE PRODUCTS CORPORATION

Tuesday, April 24, 2012, 12:00 Noon

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26232

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.
20430000000000000000	042412

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED ON PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. Election of Class II Directors:			2.	TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.	☐	☐	☐
		NOMINEES: O RICHARD A. HUBBELL O LINDA H. GRAHAM O BILL J. DISMUKE O LARRY L. PRINCE
☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3.	IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

☐	FOR ALL EXCEPT (See instructions below)
ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE INDICATED WILL BE VOTED “FOR” THE ABOVE-NAMED NOMINEES FOR DIRECTOR AND “FOR THE RATIFICATION” OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐
MARINE PRODUCTS CORPORATION
Proxy for Annual Meeting of Stockholders on Tuesday, April 24, 2012, 12:00 Noon
Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 24, 2012, at 12:00 Noon at 2170 Piedmont Road, NE, Atlanta, Georgia 30324, or any adjournment thereof.
The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 19, 2012, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side.
(Continued and to be signed on the reverse side.)
14475

ANNUAL MEETING OF STOCKHOLDERS OF

MARINE PRODUCTS CORPORATION
Tuesday, April 24, 2012, 12:00 Noon
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM ET the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26232
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
20430000000000000000	042412

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED ON PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. ELECTION OF CLASS II DIRECTORS:			2.	TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.	☐	☐	☐
		NOMINEES: O RICHARD A. HUBBELL O LINDA H. GRAHAM O BILL J. DISMUKE O LARRY L. PRINCE
☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3.	IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

☐	FOR ALL EXCEPT (See instructions below)
ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE INDICATED WILL BE VOTED “FOR” THE ABOVE-NAMED NOMINEES FOR DIRECTOR AND “FOR THE RATIFICATION” OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.